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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 17, 2001
(October 15, 2001)

WESTERN GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10389	84-1127613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
12200 N. Pecos Street Denver, Colorado		80234-3439
(Address of principal executive offices)		(Zip Code)

(303) 452-5603
(Registrant's telephone number, including area code)

No Changes
(Former name or former address, if changed since last report).

ITEM 5. OTHER EVENTS

    On October 16, 2001, we announced that Peter A. Dea has been appointed President, Chief Executive Officer and Director of Western effective November 1, 2001. Mr. Dea was most recently the Chairman of the Board and CEO of Barrett Resources Corporation. He held several other executive positions since joining Barrett in 1994 including Executive Vice President-Exploration. Prior to joining Barrett, Mr. Dea served as President of Nautilus Oil and Gas Company and held various management and geological positions for Exxon Company USA. By amendment to Western's Bylaws, the Board of Directors has been expanded from nine members to ten to allow for Mr. Dea's appointment to the Board.

    Lanny F. Outlaw, Western's current President and CEO, will remain with Western until his retirement October 31, 2001. Mr. Outlaw will continue as a director after his retirement.

    Effective October 15, 2001, William J. Krysiak has been promoted to Chief Financial Officer of Western Gas Resources, Inc. ("Western"). This position reports directly to the Chief Executive Officer and President of Western.

    Mr. Krysiak joined Western in 1985 and has served as Vice President—Finance since September 1993, Controller from June 1990 to August 1993, and in various other management positions in accounting and tax since joining the company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN GAS RESOURCES, INC. (Registrant)
Date: October 17, 2001	By:	/s/ WILLIAM J. KRYSIAK William J. Krysiak Chief Financial Officer (Principal Financial and Accounting Officer)

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FORM 8-K CURRENT REPORT
  ITEM 5. OTHER EVENTS
SIGNATURES